CLARK EQUIPMENT COMPANY
              SUPPLEMENTAL RETIREMENT INCOME PLAN FOR CERTAIN EXECUTIVES


                                   AMENDMENT NO. 1
                                   ---------------


                       WHEREAS, Clark Equipment Company (the "Company")

             previously established the Clark Equipment Company Supple-

             mental Retirement Income Plan for Certain Executives (the

             "Plan"); and

                       WHEREAS, the Human Effectiveness Committee of the

             Board of Directors of the Company has approved the

             amendment of the Plan as described below;


                       NOW, THEREFORE, the Plan is hereby amended effec-

             tive as of February 15, 1995 in the following respect:


                       1.  Schedule A, Item 6, of the Plan is amended to

             read as follows:


                       "6. Those benefit obligations provided pursuant to that certain amended and restated employment agreement between F.M. Sims and Clark Equipment Company dated February 15, 1995 as may be amended from time to time, including but not limited to the benefits provided for in Sections 3.1, 3.2, 3.3, 3.5, 3.6, 9.4, 9.7, 11.2 and Exhibit A of said agreement, and any lump sum payment of such benefit obligations as provided for in Section 4 of said agreement, but excluding the benefits provided for in Section 3.4 of said agreement."


                       WHEREFORE, pursuant to the authority delegated by

             the Human Effectiveness Committee of the Board of Directors

             of Clark Equipment Company, this Amendment No. 1 is made

             and
             executed on this 6th day of March, 1995, to become

             effective as specified herein.

                                           CLARK EQUIPMENT COMPANY



                                           By:/s/ Leo J. McKernan
                                              -------------------------
                                              Leo J. McKernan
                                              Chairman, President and
                                                Chief Executive Officer


























































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








                               CLARK EQUIPMENT COMPANY
                        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                   AMENDMENT NO. 1
                                   ---------------


                       WHEREAS, Clark Equipment Company (the "Company")

             previously established the Clark Equipment Company Supple-

             mental Executive Retirement Plan (the "Plan"); and


                       WHEREAS, the Human Effectiveness Committee of the

             Board of Directors of the Company has approved the

             amendment of the Plan as described below;


                       NOW, THEREFORE, the Plan is hereby amended effec-

             tive as of February 15, 1995 in the following respects:


             1.  Subsection 2.1 of the Plan is amended by

             deleting the penultimate sentence of such subsection, which had excluded Frank M. Sims from being a Participant in the

             Plan.


             2.  Schedule A of the Plan is amended by adding

             thereto a new item 7 reading as follows:

             "7. Those benefit obligations provided pursuant to Section 3.4 of that certain amended and restated employment agreement between Frank M. Sims and Clark Equipment Company dated February 15, 1995 as may be amended from time to time, and any lump sum payment of such benefit obligations as provided for in Section 4 of said agreement."

                       WHEREFORE, pursuant to the authority delegated by

             the Human Effectiveness Committee of the Board of Directors

             of Clark Equipment Company, this Amendment No. 1 is made

             and
             executed on this 6th day of March, 1995, to become

             effective as specified herein.


                                           CLARK EQUIPMENT COMPANY


                                           By:/s/ Leo J. McKernan
                                              --------------------------
                                              Leo J. McKernan
                                              Chairman, President and
                                                Chief Executive Officer


























































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








                               CLARK EQUIPMENT COMPANY
              SUPPLEMENTAL RETIREMENT INCOME PLAN FOR CERTAIN EXECUTIVES


                                   AMENDMENT NO. 2
                                   ---------------


                       WHEREAS, Clark Equipment Company (the "Company")

             previously established the Clark Equipment Company Supple-

             mental Retirement Income Plan for Certain Executives (the

             "Plan"); and


                       WHEREAS, the Human Effectiveness Committee of the

             Board of Directors of the Company has approved the

             amendment of the Plan as described below;


                       NOW, THEREFORE, the Plan is hereby amended effec-

             tive as of March 27, 1995 in the following respect:


             1. Subsection 2.3 and Section 3 of the Plan are each amended by replacing the phrase "the interest rate specified in Code Section 411(a)(11)(B)(ii) (or any successor section thereto)" with the phrase "the interest rate that would be used by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on the termination of a plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, formerly referred to in
                 Section 411(a)(11)(B)(ii) of the Internal Revenue Code of 1986."


                       WHEREFORE, pursuant to the authority delegated by

             the Human Effectiveness Committee of the Board of Directors

             of Clark Equipment Company, this Amendment No. 2 is made

             and
             executed on this 28th day of March 1995, to become

             effective as specified herein.



                                           CLARK EQUIPMENT COMPANY


                                           By:/s/ Leo J. McKernan
                                              -----------------------
                                              Leo J. McKernan
                                              Chairman, President and
                                                Chief Executive Officer

                               CLARK EQUIPMENT COMPANY
              SUPPLEMENTAL RETIREMENT INCOME PLAN FOR CERTAIN EXECUTIVES


                                   AMENDMENT NO. 2
                                   ---------------


                       WHEREAS, Clark Equipment Company (the "Company")

             previously established the Clark Equipment Company Supple-

             mental Executive Retirement Plan (the "Plan"); and

                       WHEREAS, the Human Effectiveness Committee of the

             Board of Directors of the Company has approved the

             amendment of the Plan as described below;


                       NOW, THEREFORE, the Plan is hereby amended effec-

             tive as of March 27, 1995 in the following respects:


             1. Subsection 2.2 of the Plan is amended to read in its entirety as follows:

                       "2.2. Supplemental Benefits.  At the time that a
                             ---------------------
                 Participant or his Beneficiary is entitled to benefits under the qualified plan, the Participant or Beneficiary shall be entitled to the "Supplemental Benefit" accrued for him hereunder. As of any date a Participant's accrued Supplemental Benefit shall be
                 (A) the full amount of the benefit computed for such Participant using the pension formula under the qualified plan as of such date (based on total credited service under the qualified plan) except that, for such calculation, (1) the limitations of Code Section 415 and Code Section 401(a)(17), and of any other provision of the Code or other law or regulation that limits either the amount of pension benefits or the amount of compensation that can be used to determine pension benefits, are disregarded and (2) except with respect to the Retired Executives and any other Participants whose employment with the Company terminated prior to March 1, 1995, the Participant's cash bonus payments received from an Employer pursuant to the Company's incentive compensation plans, regardless of whether paid before or after the effective date of the Plan, are included in his basic annual compensation rate (as defined in the qualified plan) as of January 1 of the year in which each such bonus payment is made, less (B) the maximum amount of the benefit that can be provided under the terms of the qualified plan after application of the limitations imposed by the Code or other laws or regulations. In computing the Supplemental Benefit, all offsets against the benefits payable under the qualified plan due to benefits payable from the Clark Equipment Company Leveraged Employee Stock Ownership Plan shall be disregarded. The Supplemental Benefit shall include all of the surviving spouse and optional forms of benefits available with respect to benefits payable from the qualified plan, and be subject to the same adjustment factors applicable to such forms of benefits. In determining the Supplemental Benefit for either of the Retired Executives and any other Participants whose employment with the Company termi-nated prior to March 1, 1995, the cash bonus payments received by them from an Employer pursuant to the Com-pany's incentive compensation plan shall not be included in the calculation. Notwithstanding the foregoing provisions of this subsection 2.2 or any other provisions of the Plan, with respect to a Participant who is a party to an employment agreement listed in Schedule A hereto, if at the time of the death of such Participant the Section of such employment agreement first identified in such Schedule A does not provide for the payment of Supplemental Benefits to the surviving spouse of such Participant, no Supplemental Benefits shall be payable to such spouse under the Plan."

             2. Subsection 2.3 and Section 3 of the Plan are each amended by replacing the phrase "the interest rate specified in Code Section 411(a)(11)(B)(ii) (or any successor section thereto)" with the phrase "the interest rate that would be used by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on the termination of a plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, formerly referred to in
                 Section 411(a)(11)(B)(ii) of the Internal Revenue Code of
                 1986."

             3. Section 5 of the Plan is amended by inserting the word "adversely" just before the word "affected" in the first sentence thereof.


















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







                       WHEREFORE, pursuant to the authority delegated by

             the Human Effectiveness Committee of the Board of Directors

             of Clark Equipment Company, this Amendment No. 2 is made

             and executed on this 28th day of March 1995, to become

             effective as specified herein.

                                           CLARK EQUIPMENT COMPANY


                                           By:/s/ Leo J. McKernan
                                              -------------------------
                                              Leo J. McKernan
                                              Chairman, President and
                                                Chief Executive Officer





















































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